Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

[*] Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

LSCA VALUE ADDED RESELLER PROGRAM AGREEMENT	AHA47
Exhibit R200L

AGREEMENT NO. AHA47

THIS LSCA VALUE ADDED RESELLER PROGRAM AGREEMENT (“Agreement”) is entered into as of June 1, 2008 (the “Effective Date”), by and between Agilent Technologies, Inc. (“Agilent”), and O.I. Corporation, (“Reseller”).

“Estimated Volume” is the monetary amount of eligible Products and related Support that Reseller plans to order during the term of this Agreement. “Product(s)” means any hardware or consumables sold or Software licensed under this Agreement. “Software” means one or more computer programs and related documentation. “Specifications” means specific technical information about Products published by Agilent in effect on the date Agilent ships the order. “Support” means any standard service provided by Agilent. “Custom Support” means Support adapted to meet Reseller requirements.

1. APPOINTMENT

a)	Subject to the terms in this Agreement, Agilent appoints Reseller as an authorized, non-exclusive, Value Added Reseller for the Products set forth in exhibit E305.

b)	Agilent authorizes Reseller to provide marketing and support of Products to end-users; and to create, market, sell, lease and support solutions described in Section 3a ii) below.

2. RELATIONSHIP

Reseller and Agilent are independent contractors for purposes of this Agreement and any representation made or agreements executed by Reseller will be Reseller’s sole responsibility. This Agreement does not establish a franchise, joint venture or partnership, or create any relationship of employer and employee, or principal and agent between the parties.

3. RESELLER CONDITIONS

a)	Reseller represents that as a Value-Added Reseller:

i)	It is experienced in the use and operation of the Products to be purchased hereunder and will be primarily responsible for the marketing and support of the Products to end-users. Reseller may request marketing assistance from Agilent. Agilent will only be obligated to provide such assistance as was specifically and mutually agreed upon by both parties.

ii)	Products purchased hereunder will be incorporated in a solution consisting of other hardware and/or software with services that add substantial value to Products and will be sold or leased by Reseller to end-users other than Reseller’s corporate parent, division, or any subsidiary of corporate parent.

iii)	It will maintain support and warranty services for the added value portion of the solution, unless otherwise stated in exhibit E305.

b)	For purposes such as Product safety notification and Product recall, Reseller shall provide Agilent a monthly Point of Sales report including Agilent Sales Order Number, Customer name and address, Product Number and Number of units sold.

c)	If Reseller’s end-users purchase Products from Agilent, Reseller will have no claim against Agilent for compensation.

d)	Reseller will qualify for discounts on add-on Agilent Products and upgrades to Products previously purchased if: (i) Reseller initially resold the Product being enhanced or upgraded in accordance with this Agreement, and (ii) Reseller has provided and continues to provide ongoing support on the initial Product to its end-user.

e)	Reseller is responsible for complying with all training requirements designated by Agilent on each eligible Product it carries.

f)	By signing this Agreement, Reseller acknowledges it’s responsibility to comply with US Nuclear Regulatory Commission (NRC) and all local regulations in force for radioactive sources and expressly agrees that it or it’s Customer shall obtain all appropriate licenses/permits in order to correctly import/export/transport Agilent Electron Capture Detectors (ECD) in the country of resale. Subject to the local laws, Reseller will provide Agilent copies of their ECD licenses or other applicable information to enable Agilent to validate Reseller’s compliance with the license requirements. Reseller furthermore commits to remove or verify appropriate disposal of all ECDs within their countries of resale. Agilent will not be responsible for tracking of the ECD to Customer. Agilent will accept and dispose of all ECDs manufactured by HP / Agilent.

g)	Agilent reserves the right, at its discretion and upon reasonable notice to Reseller to verify Reseller’s compliance with this Agreement. At Agilent’s request, Reseller will provide Agilent with information to substantiate that Reseller has fulfilled its obligations under this Agreement. If Reseller fails to comply with the terms of this Agreement, Agilent reserves the right either to terminate or not to renew this Agreement subject to Section 11b).

4. SALE AND DELIVERY

a)	All orders are subject to acceptance by Agilent. Product orders must reference this Agreement, be issued during the term of this Agreement, and specify delivery within six (6) months from order date.

b)	The minimum stocking order/delivery to Reseller is $1,000. If this minimum order volume is not reached, Agilent will be entitled to a handling fee of $50. This shall not apply in the case where the order is placed electronically.

c)	Reseller may cancel orders for Products (except custom Products) prior to shipment at no charge. Product returns will be subject to Agilent’s approval and return/refurbishment charges.

d)	Title to hardware and consumables Products and acceptance of Products by Reseller will occur upon delivery.

e)	Unless otherwise indicated on the quotation, prices include shipping and handling charges in accordance with the applicable trade term. Prices exclude any sales, value added or similar tax which will be payable by Reseller.

f)	Sales of Products to Reseller’s corporate parent, division or majority owned subsidiary are not eligible for discount.

g)	Agilent may, from time to time, offer Reseller marketing programs based on terms and conditions applicable to such programs.

h)	Payment is due thirty (30) days from Agilent’s invoice date. Agilent may change credit or payment terms at any time should Reseller’s financial condition or previous payment record so warrant. Agilent may discontinue performance if Reseller fails to pay any sum due or to perform under this Agreement if, after ten (10) days written notice, the failure has not been cured.

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

5. LICENSES

a)	Agilent grants Reseller a non-exclusive license to distribute and use, including for demonstration purposes, the Software and related materials supplied by Agilent in accordance with the license terms included with the Software. Reseller agrees that it will pass through to end users Agilent’s license terms whenever Software is distributed to an end user.

b)	Except as authorized by Agilent in writing or as permitted by law, Reseller will not reverse engineer, reverse compile, or reverse assemble Software, modify or translate Software or copy Software onto any public or distributed network.

6. PRODUCT MODIFICATIONS

Reseller will submit in writing to Agilent any proposed product modifications which might affect either the performance, safety or radiated emissions certifications of Product. In the event Agilent believes such modifications may have an adverse effect, Agilent reserves the right to modify this Agreement to clarify the rights and obligations of Agilent and Reseller with respect to support, marketing and technical specifications.

7. PRODUCT DEMONSTRATION AND DEVELOPMENT

a)	Reseller may purchase Products with demo discount defined in the exhibit E305 for the purposes of developing a new or testing an existing product which incorporates Products along with Reseller hardware or software products, or demonstration of Products in combination with Reseller’s products at trade shows or customer training facilities. Such Products may not be resold for a minimum of eight (8) months after delivery.

b)	Agilent may offer used Products updated to current technical specifications if allowed by local regulations. Products purchased under this Section are limited to the minimum configuration(s) necessary to accomplish Reseller’s development, testing or demonstration objectives, unless add-ons, upgrades or additional Products are agreed to by Agilent in writing.

c)	No right, title or interest in each other’s products is granted or implied from the demo discount except as expressly stated.

8. TRADEMARKS

a)	Agilent may use Reseller’s trademark or logo for the purpose of fairly and accurately referring to Reseller on Agilent websites and training material that provides information about Agilent’s channel partners.

b)	Reseller’s right to use any Agilent trademarks and/or service marks is specified in exhibit I5 in this Agreement.

c)	Reseller will not, without Agilent’s prior written consent, remove, alter or modify serial or identification numbers, labels, trademarks or other trade-identifying symbols from Products sold or materials provided by Agilent under this Agreement.

d)	Agilent will have the sole and exclusive right in its sole discretion to bring legal actions for trademark infringement with respect to any of the Agilent trademarks and/or service marks. Reseller will assist Agilent in such legal proceedings. Reseller will notify Agilent promptly of any trademark or patent infringements of which it has knowledge.

9. INTELLECTUAL PROPERTY CLAIMS

a)	Agilent will defend or settle any claim against Reseller, (or end users or third parties to whom Reseller is authorized by Agilent to resell or sublicense), that a Product infringes an intellectual property right, provided Reseller promptly notifies Agilent in writing and provides control of the defense or settlement, and assistance to Agilent.

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

b)	In defending or settling an infringement claim under Section 9(a), Agilent will pay infringement claim defense costs, settlement amounts and court-awarded damages. If such a claim appears likely, Agilent may, at its option, modify or replace the Product or procure any necessary license. If Agilent determines that none of these alternatives is reasonably available, Agilent will refund Reseller’s purchase price upon return of the Product.

c)	Agilent has no obligation for any claim of infringement arising from Agilent’s compliance with, or use of, Reseller’s designs, specifications or instructions or technical information; Product modifications by Reseller or a third party; Product use prohibited by Specifications or related application notes; or use of the Product with products not supplied by Agilent.

10. LIMITATION OF LIABILITY AND REMEDIES

a)	In no event will Agilent, its subcontractors or suppliers be liable for special, incidental, indirect or consequential damages (including downtime costs, loss of data, restoration costs, lost profits, or cost of cover) regardless of whether such claims are based on contract, tort, warranty or any other legal theory, even if advised of the possibility of such damages. This exclusion is independent of any remedy set forth in this Agreement.

b)	To the extent that limitation of liability is permitted by law, Agilent’s liability to Reseller is limited to US $1,000,000, except that Agilent’s obligation to make warranty refunds defined in exhibit E305 is limited to the Product purchase price.

c)	The limitations set forth in Sections 10(a) and 10(b) above will not apply to infringement claims under Section 9, or to damages for bodily injury or death.

d)	The remedies in this Agreement are Reseller’s sole and exclusive remedies.

11. TERM AND TERMINATION

a)	This Agreement will remain in effect for a period of twelve (12) months from the Effective Date. Prior to the expiration of the Agreement, the parties may agree to a renewal term. Estimated Volumes and exhibits will be reviewed and revised as appropriate prior to any such renewal.

b)	This Agreement may be terminated immediately upon notice in writing by either party, for cause, unless the other party cures the breach within thirty (30) days of written notice of such breach.

c)	This Agreement will terminate automatically if either party is subject to a voluntary or involuntary bankruptcy petition, becomes insolvent, is unable to pay its debts as they become due, ceases to do business as a going concern, makes an offer or assignment or compromise for the benefit of creditors, or there is a substantial cessation of its regular course of business, or a receiver or trustee is appointed for such party’s assets.

d)	Provisions herein which by their nature extend beyond the termination or expiration of this Agreement will remain in effect until fulfilled.

12. CONFIDENTIALITY

a)	In the event that confidential information is exchanged, each party will protect and safeguard the confidential information of the other in the same manner in which it protects its own equivalent confidential, and trade secret information, but in no event less than a reasonable degree of care. The party claiming the benefit of this provision must furnish such information in writing and mark such information as “Confidential” or if such information is provided orally, then the transmitting party (“Discloser”) will designate such information as being confidential at the time of disclosure and confirm in writing to the

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

receiving party (“Recipient”) that it is confidential within thirty (30) days of its communication. Such information will remain confidential for three (3) years after the date of written disclosure.

b)	This Section imposes no obligation upon a Recipient with respect to confidential information that (a) was in the Recipient’s possession before the disclosure; (b) is or becomes a matter of public knowledge through no fault of the Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by the Recipient; (f) is disclosed under operation of law; or (g) is disclosed by the Recipient with the Discloser’s prior written approval.

13. GENERAL

a)	All notices that are required under this Agreement must be in writing and will be considered given as of twenty-four (24) hours after sending by electronic means, facsimile transmission, overnight courier, or hand delivery, or as of five (5) days of certified mailing and appropriately addressed as follows:

Reseller:	Agilent:

O.I. Corporation	Agilent Technologies, Inc.

151 Graham Road	2850 Centerville Road

College Station, TX 77845	Wilmington, DE 19808

Facsimile: 979-690-0440	Facsimile: 302-993-5788

b)	Agilent may assign or transfer this Agreement without consent in connection with a merger, reorganization, change of control or ownership, or transfer or sale of assets or product lines. Reseller may not assume this Agreement in connection with any bankruptcy proceedings without Agilent’s written consent.

c)	Agilent will store and use any of the Reseller’s personal data in accordance with Agilent’s Privacy Statement, available at www.agilent.com/go/privacy. Agilent will not sell, rent or lease Reseller’s personal data to others.

d)	Terms for service are available at http://www.agilent.com/go/service_terms, upon request or as indicated on the quotation.

e)	Reseller who exports, re-exports, transfers or imports Products, technology or technical data purchased hereunder, assumes responsibility for complying with applicable U.S. and other laws and regulations and for obtaining any required export and import authorizations. Agilent may terminate this Agreement immediately if Reseller is in violation of any applicable laws or regulations.

f)	Disputes arising in connection with this Agreement will be governed by the laws of the State of California, and the courts of that state will have jurisdiction, except that Agilent may, at its option, bring suit for collection in the country where Reseller is located.

g)	Neither party’s failure to exercise any of its rights under this Agreement will be deemed a waiver or a forfeiture of those rights.

h)	Reseller will conduct all its activities relating to its business with Agilent in accordance with the highest standards of ethics and fairness as well as compliance with applicable law. Agilent may immediately terminate this Agreement if Reseller fails to do so.

i)	To the extent that any provision of this Agreement is determined to be illegal or unenforceable in a particular country, the remainder of the Agreement will remain in full force and effect.

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

j)	The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement or to transactions processed under this Agreement.

k)	Any Products loaned during the term of this Agreement will be subject to Agilent’s standard Equipment Loan Agreement.

l)	Products are not specifically designed, manufactured or intended for sale as parts, components or assemblies for the planning, construction, maintenance or direct operation of a nuclear facility. Agilent shall not be liable for any damages resulting from such usage.

m)	This Agreement constitutes the entire understanding between Agilent and Reseller, and supersedes any previous communications, representations or agreements between the parties, whether oral or written, regarding transactions hereunder. Reseller’s additional or different terms and conditions will not apply. This Agreement may not be changed except by an amendment signed by an authorized representative of each party.

14. EXHIBITS

The following exhibits are attached hereto and are incorporated into this Agreement.

a)	Agilent Channel Partner Insignia Exhibit (I5)

b)	LSCA Value Added Reseller Compensation Exhibit (E305)

c)	Value Added Resellers Business Plan LSCA Products (E306) - reserved

In the event of any conflict between the terms and conditions of the exhibits mentioned above and the terms and conditions set forth in this Agreement, the latter will govern.

IN WITNESS WHEREOF, The parties have duly executed this Agreement effective as of the date indicated above:

AGREED TO:		AGREED TO:

Reseller:	O.I. Corporation	Agilent:	Agilent Technologies, Inc.

	/s/ J. Bruce Lancaster		/s/ Rose Douglas
	Authorized Representative Signature		Authorized Representative Signature
Name:	J. Bruce Lancaster	Name:	Rose Douglas
Title:	CEO/CFO	Title:	Contracts Specialist

Address:	151 Graham Road	Address:	2850 Centerville Road
	College Station, TX 77845		Wilmington, DE 19808

Date:	May 28, 2008	Date:	May 29, 2008

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

AGILENT CHANNEL PARTNER INSIGNIA EXHIBIT	Exhibit 15

WHEREAS, Agilent Technologies, Inc. (“Agilent”) is the owner of all right, title and interest in and to the Agilent trademarks/service marks referenced in this Exhibit I5.

WHEREAS, O.I. Corporation “Participant”) wishes to use the Insignia in connection with the Program outlined in the Referenced Agreement.

Therefore, the purpose of this Exhibit is to provide eligible participants in the Agilent Channel Partner Program with a right to use an insignia that identifies them as such, under conditions that properly protect the insignia.

1. DEFINITIONS

a.	“Referenced Agreement” means Agreement No.AHA47 effective June 1, 2008 between Agilent and Participant, of which this Exhibit is a part.

b.	“Program” means the Agilent program under which Participant has been admitted as a Channel Partner by written notice.

c.	“Authorized Products” means Agilent products identified and authorized in the Referenced Agreement.

d.	“Authorized Services” means the services Participant is authorized by the Referenced Agreement to provide with respect to the Authorized Products (including as applicable materials used in the advertising, promotion and sale of such products or services).

e.	“Insignia” means the insignia shown below (which Agilent may amend from time to time):

f.	“Agilent Mark” means any trademark, trade name, logo or insignia, including the Insignia, owned by Agilent Technologies, Inc. (“Agilent”) or any of its subsidiaries (collectively, with their parent, the “Agilent Companies”).

2. INSIGNIA OWNERSHIP

Participant acknowledges that the Insignia is a trademark of Agilent and that it will remain the sole property of Agilent. Participant’s right to use the Insignia arises solely by virtue of this Exhibit, and Participant will acquire no rights in the Insignia through use. Participant agrees not to attack or challenge the validity of the Insignia as a trademark, Agilent’s ownership thereof, or Agilent’s right to control the use of the Insignia. Participant agrees that any use it makes of the Insignia will inure to the benefit of Agilent.

3. AUTHORIZATION

Participant is authorized to use the Insignia (the “Authorization”) solely in connection with the Authorized Services, and pursuant to and in compliance with the Referenced Agreement. Participant will not use the Insignia other than in connection with the Authorized Services. Participant will comply with all provisions in this Exhibit and the Referenced Agreement as well as the Authorized Channel Partner Insignia Standards published at http://www.agilent.com/secure/agilentbrand/ (Username: [*] Password: [*]), and all rules,

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

standards or guidelines promulgated from time to time by Agilent for the display and use of the Insignia. Participant will at all times use the Insignia in good taste and will refrain from using it in a manner that would bring the Agilent Companies into disrepute. Participant will not use the Insignia in a manner that is likely to confuse consumers as to the nature or extent of its relationship with the Agilent Companies. This Exhibit does not authorize Participant to use any other Agilent Mark in connection with the Authorized Services. Participant will promptly report to Agilent any unauthorized use of Agilent Marks that comes to Participant’s attention. Participant will not incorporate the word AGILENT into its domain or business names. Any change or addition to the scope or duration of this Authorization must be in writing and must be signed by an authorized representative of Agilent.

4. QUALITY STANDARDS

Participant agrees to maintain at least the same level of quality for the Authorized Services as it maintained when the Participant qualified for the Program, and to comply with all standards set by the Agilent Companies from time to time for inclusion in the program (taken together, the “Quality Standards”). Participant understands that Agilent will from time to time evaluate the Authorized Services for compliance with the Quality Standards, including surveying Participant’s customers, and Participant agrees to cooperate with Agilent in any such evaluation. Any time that, in Agilent’s sole judgment and absolute discretion, the Authorized Services fail to meet the Quality Standards, Agilent may immediately terminate the Authorization.

5. TERMINATION

Agilent may terminate or suspend the foregoing Authorization (i) at will upon thirty (30) days prior written notice in the event Agilent suspends or changes the Program or (ii) immediately upon written notice to Participant if Participant fails to comply with any of the provisions of this Exhibit or any of the rules or standards promulgated by Agilent for the use of the Insignia. This Authorization will automatically terminate upon the termination of the Referenced Agreement. Upon any termination of the Authorization, Participant will immediately cease use of the Insignia. Without limiting the foregoing, Participant agrees to remove the Insignia from any and all products and materials in Participant’s possession or control, and to replace any products or materials that bear the Insignia that are still in the hands of any distributors or other resellers with products and materials that do not bear the Insignia. Participant agrees that any unauthorized use of the Insignia will cause irreparable harm to Agilent, for which damages would not be an adequate remedy, and agrees not to contest the entry of an immediate injunction should Participant engage in any such unauthorized use.

6. APPROVALS

Participant will, upon request by an Agilent Company, submit to the requesting party for its prior approval any and all proposed uses for the Insignia. Any failure by the Agilent Company to object to a particular use or omission by Participant will not be construed as a waiver of the right to object to or require changes in such use or omission in the future, nor will it be construed as an approval of such use or omission.

7. REGISTRATIONS

Participant will cooperate with Agilent in making or facilitating any governmental registrations or submissions that are necessary to protect the Insignia and Agilent’s ownership thereof, including, but not limited to, registration of Participant as a Registered User of the Insignia. Upon termination of this Exhibit, Participant will cooperate with Agilent in the revocation of any such registration.

8. LEGAL RELATIONSHIP

Participant’s relationship with the Agilent Companies will be that of an independent contractor. Neither party will have, nor represent that it has, any power, right or authority to bind the other party, or to assume or create any obligation or responsibility, express or

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

implied on behalf of the other party. Nothing stated in this Exhibit will be construed as creating a legal partnership between Participant and the Agilent Companies, or as creating the relationship of employer and employee, master and servant or principal and agent between or among the parties.

9. COMMUNICATIONS WITH THIRD PARTIES

Participant understands that the term “partner” is often used to promote arms-length relationships between a hardware vendor and non- affiliated business entities such as VARs, OEMs and software suppliers. Participant will not suggest that the use of the term “partner” as part of the Insignia implies any actual legal partnership between Participant and Agilent or the Agilent Companies. Participant will not hold itself out to third parties as being in a legal partnership, sharing profits or losses, or sharing management responsibility with any Agilent Company.

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

LSCA VALUE ADDED RESELLER COMPENSATION EXHIBIT AHA47

Exhibit E305

DISCOUNT SUMMARY TABLE

	COLUMN I	COLUMN II	COLUMN III	COLUMN IV
Volume Discount (Section 1)	[*]	[*]	[*]	[*]
Volume Performance Discount (Section 2)	[*]	[*]	[*]	[*]
TOTAL DISCOUNT PERCENTAGE	[*]	[*]	[*]	[*]

1. VOLUME BASED DISCOUNT

Eligible Products, including applicable standard options, will receive discounts in accordance with the following “Discount Percentage Schedule” at the Estimated Volume level established under this Exhibit. The discounts granted under this Exhibit are in lieu of and not in addition to any other discounts that might be available from Agilent with the exception of certain special promotions that may be offered from time to time.

DISCOUNT PERCENTAGE SCHEDULE

WORLDWIDE US DOLLAR NET			I	II	III	IV
100,000	-	499,999	[*]	[*]	[*]	[*]
500,000	-	999,999	[*]	[*]	[*]	[*]
1,000,000	-	1,999,999	[*]	[*]	[*]	[*]
2,000,000	-	3,999,999	[*]	[*]	[*]	[*]
4,000,000	-	6,499,999	[*]	[*]	[*]	[*]
6,500,000	-	UP	[*]	[*]	[*]	[*]

PRODUCTS SUBJECT TO DISCOUNT

Reseller is appointed for the following Products as defined by the solutions in the business plan:

GC and GC/MS hardware and software products to be used with the OI Analytical purge and trap and PID/ELCD products. OI Analytical to provide solutions for the environmental market.

COLUMN I	ALL PRODUCTS FROM PRODUCT LINES	AA Proprietary Supplies 58 Analytical Supplies BC LC Columns JW GC Columns

COLUMN II	SELECTED PRODUCTS FROM PRODUCT LINES	AZ* Gas Chromatography systems and related Products CA* Emerging Markets Measurement Solutions BZ* Gas Chromatography/ Mass Spectroscopy Systems and Related Products

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

COLUMN III	SELECTED PRODUCTS FROM PRODUCT LINES	29* Liquid Chromatography and related Products MA Spectroscopy and Particle Analysis 89* LC Mass Spectrometers LI Laboratory Informatics

COLUMN IV	PRODUCTS FROM PRODUCT LINES	8P Replacement Parts

*	Discounts also include all ChemStations associated with these Products

Notwithstanding the foregoing, Agilent reserves the right to determine which Products are eligible for discount.

PL29 PRODUCTS NOT ELIGIBLE FOR DISCOUNT

G1411A	Oracle client license

G4240A	HPLC-Chip MS Interface for use with Agilent MS

2. VOLUME PERFORMANCE DISCOUNT

Reseller will receive a Volume Performance Discount of [*] percent ([*]%) on all orders placed during the following six (6) month period for Products in Column II and III, if Reseller’s total net purchases of Agilent Products under this Agreement for the prior six (6) months equal or exceed one hundred percent (100%) of volume target specified in Table 1 below.

For new Resellers the Volume Performance Discount will commence only after the initial seven (7) months of the Agreement period. Reseller will not be eligible to receive Volume Performance discount unless a business plan has been agreed to between Reseller and Agilent. Should this Agreement be renewed, this section is also applicable during the first seven (7) months of the renewal period.

TABLE 1

NET SALES VOLUME TARGET*

January 1 through May 31– Agreement period	June 1 through December 31– Agreement period	Agreement period – Annual Volume Target
N/A	[*]	[*]

*	If Reseller’s initial agreement period is less than 12 months the volume estimate will be prorated on the basis of 12 months.

3. DEMO DISCOUNT

Products purchased for demonstration and development purposes receive an additional discount of [*] percent ([*]%), subject to Section 7 in R200L.

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

4. WARRANTY

The following warranty terms shall apply:

a)	Reseller will receive an on-site warranty for Products beginning upon Reseller’s acceptance and ending either ninety (90) days thereafter or on the date that Reseller ships the Product(s) to the end-user, whichever occurs first. The end user warranty period for Products begins ninety (90) days after Reseller’s acceptance or the date the Product is received by the end-user, whichever occurs first.

b)	Agilent reserves the right to change the warranty. Such changes will affect only new orders.

c)	Reseller may provide more extensive warranties to end-users for certain Products only to the extent it receives Agilent’s prior approval and provided further that Reseller indemnifies Agilent against damages, liability or claims arising from Reseller’s breach of such warranties or associated warranty service.

d)	End-users must provide proof of purchase to be eligible for Agilent warranty service.

WARRANTY TO END USERS

a)	Product warranty terms are provided with the Product, on quotations, upon request or at http://www.agilent.com/go/warranty_terms. Each Product receives a global warranty which includes the standard warranty for the country of purchase.

b)	Agilent warrants the Agilent hardware and consumables Products against defects in materials and workmanship and that the Product will conform to Specifications. Agilent warrants that Agilent owned standard Software substantially conforms to Specifications.

c)	If Agilent receives notice of defects or non-conformance during the warranty period, Agilent will, at its option, repair or replace the affected Product. Reseller or end user will pay expenses for return of such Product(s). Agilent will pay expenses for shipment of repaired or replacement Product(s).

d)	THE ABOVE WARRANTIES ARE EXCLUSIVE, AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. AGILENT SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

Exhibit E306

S1

Value Added Resellers Business Plan LSCA Products

Company Name: OI Analytical

Agreement Number: TBD

1. Volume Estimation by Product Line

Product Lines

	Q1	Q2	Q3	Q4	1H	2H	CY
PL AZ – GC Products	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Pl CA – Emerging Markets Measurement Solutions	[*]	[*]	[*]	[*]	[*]	[*]	[*]
PL BZ – GC/MS Products	[*]	[*]	[*]	[*]	[*]	[*]	[*]
PL 29 – LC Products	[*]	[*]	[*]	[*]	[*]	[*]	[*]
PL MA – Spectroscopy and Particle Analysis	[*]	[*]	[*]	[*]	[*]	[*]	[*]
PL 89 – LC Mass Spectrometers	[*]	[*]	[*]	[*]	[*]	[*]	[*]
PL LI – Laboratory Informatics	[*]	[*]	[*]	[*]	[*]	[*]	[*]
PLs AA, 58, JW and BC – Consumables and Columns	[*]	[*]	[*]	[*]	[*]	[*]	[*]
PL 8P – Replacement Parts	[*]	[*]	[*]	[*]	[*]	[*]	[*]
TOTAL	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Note: The above Total amounts will serve as the basis for the calculation of the Volume Performance Discount.

2. Activities Planned to Qualify for Functional Discounts

A.	Value added solutions

Please list all the proposed value added solutions based on Agilent Products you will offer (add lines as appropriate). These solutions will be the only Value Added Solutions for which discounts are available under this agreement. New solutions introduced during the Agreement period require Agilent approval to become eligible for the VAR discounts.

Solution 1:

Description:	Environmental system including the Agilent GC/MS and the OI Eclipse P&T System.

Agilent Products content:	7890, 5975C, and software

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

Solution 2:

Description:	GC system including the Agilent GC and OI ELCD/PID detectors

Agilent Products content:	7890 and GC or GC/MS software

3. Sales and Service Coverage Release point for all regions is College Station, TX

Please define geographic area with abilities to provide on-site sales and service activities on regular basis under this Agreement. The geographic areas are subject to Agilent’s prior written approval.

Countries/Region	Number of Sales Personnel	Number of Service Personnel
North America and Latin America/AFO

Europe/EMEA

Asia/APFO

Demo capabilities:

Please provide details of demo facility planned demo inventory and demo specialists.	Demo facility includes a new 7890/5975C with capillary flow technology connected to an Eclipse P&T. There are other Agilent GC and GC/MS products in the production and R&D labs

3. Customer Database Management

Please indicate your willingness to share endues profiles with Agilent for improving effectiveness of marketing.

	Yes	No
Do you maintain customer profile database
Are you willing to share customer profiles with Agilent

4. Support Plan

The following services will be available to customers:

	Yes	No
Method development
Application assistance and troubleshooting
HW support
HW support online
SW support
SW support online

Other:

5. Marketing Plan

Indicate all the activities you plan to run independently from Agilent to promote your company and the products and marketing activities you will run for Agilent and with Agilent.

Customer seminars:

Telemarketing Activities planned:

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

Promotional Activities:

Participation with Agilent:    Would you like to participate in Agilent Sales activities?

                Y/N

Which Agilent Sales Activities do you feel are most effective:

Reseller Signature:	/s/ J. Bruce Lancaster	Date: 5/28/08

Agilent Signature:	/s/ Rose Douglas	Date: 5/29/08

[*]	Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.